www.pwc.com

Exhibit 16.1

November 21, 2025

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Greystone Housing Impact Investors LP (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K of Greystone Housing Impact Investors LP dated November 17, 2025. We agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/PricewaterhouseCoopers LLP

Attachment

PricewaterhouseCoopers LLP

1 North Wacker Drive, Chicago, Illinois 60606
(313) 394-6000